Exhibit 4.2

FIRST AMENDMENT
TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
AMERICAN REALTY CAPITAL HEALTHCARE TRUST III OPERATING PARTNERSHIP, L.P.

This FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF AMERICAN REALTY CAPITAL HEALTHCARE TRUST III OPERATING PARTNERSHIP, L.P. (this “Amendment”), is made as of May 13, 2015 by AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC., a Maryland corporation, as general partner (the “General Partner”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement of Limited Partnership of the Partnership, dated as of August 20, 2014 (the “Partnership Agreement”).
RECITALS:
WHEREAS, the General Partner desires to amend the Partnership Agreement to change the forfeiture provisions of the Class B Units; and
WHEREAS, pursuant to Section 16.2(a)(iv) of the Partnership Agreement, the General Partner may in its sole discretion change the forfeiture provisions contained in Section 16.2(a) of the Partnership Agreement.
NOW THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

a.	Section 16.2(a)(ii) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 16.2(a)(ii) is substituted in its place:
“(ii)    One hundred percent (100%) of the outstanding Restricted Class B Units shall no longer be subject to forfeiture and shall constitute “Unrestricted Class B Units” at such time as a Liquidity Event occurs; provided, that the Advisor pursuant to the Advisory Agreement is providing services to the Partnership immediately prior to the occurrence of an event of the type described therein, unless the failure to provide such services is attributable to a Termination Without Cause.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date and year first aforesaid.

GENERAL PARTNER:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III

By:     __/s/ Thomas P. D’Arcy________________
Name:    Thomas P. D’Arcy

Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement of Limited Partnership]